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                                     [LETTERHEAD]



                                    March 19, 1997

Evans Withycombe Residential, Inc.
6991 East Camelback Road
Suite A200
Scottsdale, Arizona  85251

    Re: Evans Withycombe Residential, Inc. (the "Company") - Registration Statement on Form S-3 (Registration No. 333-19879) pertaining to (a) $125,000,000 maximum aggregate initial offering price of the Company's
         (i) shares of preferred stock, par value $.01 per share ("Preferred Stock"); (ii) shares of common stock, par value $.01 per share ("Common Stock"), (iii) warrants to purchase shares of Preferred Stock or shares of Common Stock ("Warrants"); and (iv) unconditional guaranties ("Guaranties") of unsecured non-convertible debt securities (the "OP Debt Securities") of Evans Withycombe Residential, L.P. (the "Operating Partnership"); and (b) $200,000,000 maximum initial offering price of the Operating Partnership's Debt Securities
         ----------------------------------------------------------------------

Ladies and Gentlemen:

    In connection with the registration of shares of Preferred Stock, shares of Common Stock, Warrants and Guaranties (collectively the "Securities") under the Securities Act of 1933, as amended (the "Act") by the Company on Form S-3, Registration No. 333-19879) filed with the Securities and Exchange Commission (the "Commission") on or about January 16, 1997, as amended by Amendment No. 1 filed with the Commission on or about March 11, 1997 and Amendment No. 2 filed or to be filed with the Commission on or about March 19, 1997 (collectively the "Registration Statement"), you have requested our opinion with respect to the matter set forth below.

    We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with the charter of the Company (the "Charter") consisting of Articles of Amendment and Restatement of the Company filed with the State Department of Assessments and Taxation of Maryland (the "Department") on August 11, 1994, the

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Evans Withycombe Residential, Inc.
March 19, 1997
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Amended and Restated Bylaws of the Company duly adopted by the Board of
Directors of the Company on August 10, 1994 (the "Bylaws") and certain resolutions adopted and actions taken by the Board of Directors of the Company (the "Board of Directors") on or before the date hereof and in full force and effect on the date hereof. We have also examined other documents, corporate and other records of the Company and certificates of public officials and officers of the Company including, without limitation, a status certificate of recent date issued by the Department to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland, and a Certificate of Officers of the Company of recent date to the effect that, among other things, the Charter and Bylaws of the Company and the Resolutions and actions by the Board of Directors which we have examined are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of such certificate. We have also made such further legal and factual examinations as we have deemed necessary or appropriate to provide a basis for the opinion set forth below.

    In reaching the opinions set forth below, we have assumed the following:
(a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so; (b) each natural person executing any instrument, document or agreement is legally competent to do so; (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete; (d) the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Directors including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2, 3 and 4 below, have occurred or will occur at duly called meetings at which a quorum of the incumbent directors of the Company were or are present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;
(e) the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon exercise of the Warrants, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on

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Evans Withycombe Residential, Inc.
March 19, 1997
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the date on which the Securities are authorized, the date on which the
Securities are issued and delivered, the date on which the Warrants are exercised and the date on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to exercise of Warrants; (f) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; and
(g) none of the Securities, and none of the shares of Preferred Stock or shares of Common Stock issuable upon exercise of the Warrants, will be issued in violation of the provisions of Article V, Section 2 of the Charter of the Company entitled "REIT Related Restrictions and Limitations on the Equity Shares."

    Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

    1. Upon: (a) designation by the Board of Directors of one or more classes of Preferred Stock to distinguish each such class from other then outstanding classes of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in each such class; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such class of Preferred Stock;
(d) filing by the Company with the Department of Articles Supplementary setting forth a description of each such class of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such Articles Supplementary; and (e) due authorization by the Board of Directors of a designated number of shares of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Preferred Stock and when such shares of Preferred Stock are issued and delivered against payment, in money or property, of the consideration therefor as set by the Board of

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Evans Withycombe Residential, Inc.
March 19, 1997
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Directors, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

    2. Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such Common Shares are issued and delivered against payment, in money or property, of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

    3. Upon (a) designation and titling by the Board of Directors of the Warrants, (b) setting by the Board of Directors of the number of Warrants to be issued, (c) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants, (d) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; (e) reservation and due authorization by the Board of Directors of the shares of Common Stock and the shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in paragraphs 1 and 2 above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Warrants, and when such Warrants are issued and delivered against payment, in money or property, of the consideration therefor as set by the Board of Directors, such Warrants will constitute duly authorized and valid issued and outstanding Warrants of the Company.

    4. Upon (a) establishment by the Board of Directors of the terms, conditions and provisions of any OP Debt Securities; (b) approval and authorization by the Board of Directors of an indenture under which such OP Debt Securities are to be issued and such amendments and supplemental indentures as may be adopted from time to time (collectively and "Indenture"); (c) due authorization by the Board of Directors of such OP Debt Securities for issuance by the Operating Partnership at a minimum price or value of consideration to be set by the Board of Directors; and (d) due authorization by the Board of Directors of a designated number or amount of Guaranties for issuance by the Company at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Guaranties.

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Evans Withycombe Residential, Inc.
March 19, 1997
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    We consent to the filing of this opinion as an exhibit to the Registration
Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters."

    This opinion is limited to the present corporate laws of the State of Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein.

    The opinions set forth in this letter are rendered as of the date hereof and are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts of circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

    The opinions expressed in this letter are solely for your use and the use of your securities counsel, Gibson, Dunn & Crutcher in connection with the filing of the Registration Statement and the rendering of opinions by Gibson, Dunn & Crutcher in connection therewith, and may not be relied upon by any other person, or by you or Gibson, Dunn & Crutcher for any other purpose, without our prior written consent.


                                  Very truly yours,